EXHIBIT 4.2

                INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS' CONSENT

         We have issued our report dated November 10, 1999 on the statements of condition and related securities portfolios of Van Kampen Focus Portfolios, Series 188 as of November 10, 1999 contained in the Registration Statement on Form S-6 and Prospectus. We consent to the use of our report in the Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Certified Public Accountants."


                                                              Grant Thornton LLP

Chicago, Illinois
November 10, 1999